EXHIBIT B

Tricida, Inc.

Lock-Up Agreement

__________, 2019

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Cowen and Company, LLC

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement,

c/o	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

c/o	Cowen and Company, LLC 599 Lexington Avenue New York, New York 10022

Re: Tricida, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Tricida, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares of the common stock (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement (the “Registration Statement”) on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement (the “Lock-Up Agreement”) and continuing to and including the date 90 days after the date (the “Public Offering Date”) of the final prospectus (the “Prospectus”) covering the Public Offering (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (“Transfer”) any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (the “Lock-Up Securities”), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), and will not make any public announcement during the Lock-Up Period of the undersigned’s intention to enter into any such transaction other than as provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. Notwithstanding the foregoing or any other agreement or waiver to which the undersigned is a party, the undersigned may make a demand under any registration rights agreement with the Company described in the Prospectus for, and exercise its registration rights under any such registration rights agreement with respect to, the registration after the expiration of the Lock-Up Period of the Undersigned’s Shares that does not require the filing of a registration statement or any public announcement or activity regarding the registration by the undersigned, the Company or any third party during the Lock-Up Period (and no such public announcement or activity shall be voluntarily made or taken during the Lock-Up Period).

Notwithstanding the foregoing, the undersigned may:

(a) Transfer the Undersigned’s Shares or make an SEC filing related to any such Transfer (except as provided below):

(i) as a bona fide gift or gifts, including without limitation to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii) to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such transfer shall not involve a disposition for value;

(iii) by will, other testamentary document or the laws of intestate succession;

(iv) in connection with a sale of the Shares acquired in the Public Offering (other than any issuer-directed Shares purchased in the Public Offering by an officer or director of the Company) or in open market transactions on or after the Public Offering Date;

(v) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, member, partner, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition by the undersigned to its managers, managing members, members, stockholders, partners or beneficiaries (or the estates thereof);

(vi) upon (a) surrender or forfeiture to the Company of shares of Common Stock of the Company in connection with the “net” or “cashless” exercise or settlement of stock options, other rights to purchase shares of Common Stock or other awards expiring during the Lock-Up Period (collectively, the “Expiring Awards”) or for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such Expiring Awards, in all such cases, pursuant to an equity incentive plan, stock purchase plan or other employee benefit plan described in the Registration Statement and the Prospectus, or (b) surrender or forfeiture to the Company of shares of Common Stock of the Company upon the conversion of a convertible security of the Company described in the Registration Statement and the Prospectus in order to cover withholding tax obligations in connection with such conversion, provided that the shares of Common Stock received pursuant to clause (a) and (b) above continue to be subject to the restrictions set forth in this Lock-Up Agreement;

(vii) to the Company in connection with any contractual arrangement in effect on the date of the Prospectus, which arrangement is described in the Registration Statement, that provides for the repurchase of the Undersigned’s Shares by the Company in connection with the termination of the undersigned’s service with the Company; provided that no filing under Section 16 of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing, which may be made) within 30 days after the date the undersigned ceases to provide services to the Company, and after such 30th day, if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(viii) to a nominee or custodian of a person or entity to whom a Transfer would be permissible under (i), (ii), (iii) or (v) above;

(ix) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement;

(x) by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement, provided that any filing made pursuant to Section 16(a) of the Exchange Act, shall include a footnote noting the circumstances described in this clause; or

(xi) with the prior written consent of the Representatives on behalf of the Underwriters.

provided that (A) in the case of (i), (ii), (iii), (v), (viii) and (x) above, it shall be a condition to the transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, (B) in the case of (i), (ii), (iii), (v) and (viii) above (but in the case of (viii), solely with respect to the references contained therein to (i), (ii), (iii) and (v)), no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than a required filing on Form 5, Schedule 13G (or Schedule 13G/A) or Schedule 13F), (C) in the case of (iv) and (vi) above, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in any such report to the effect that such report relates to the circumstances described in (iv), (v) and (vi) above, (D) in the case of (i), (ii), (iii), (v), (viii) and (x) above, it shall be a condition to the transfer or distribution that such transfer or distribution does not involve a disposition for value and (E) in the case of (vii) above, no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is to the Company in connection with the repurchase of shares of Common Stock, as the case may be.

(b) receive from the Company shares of Common Stock in connection with the exercise of options or other rights granted under a stock incentive plan or other equity award plan, which plan is described in the Registration Statement, provided that, in each case, any shares of Common Stock issued upon exercise of such options or other rights shall continue to be subject to the restrictions set forth herein until the expiration of the Lock-Up Period and no filing under Section 16 of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period; or

(c) enter into a written plan (a “Trading Plan”) meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the sale of the Undersigned’s Shares, provided that (i) the securities subject to such plan may not be sold or transferred until after the expiration of the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period, except for any filing required pursuant to Section 13 of the Exchange Act. For the avoidance of doubt, the restrictions set forth herein in this Lock-Up Agreement shall apply to any shares of Common Stock held by the undersigned that are subject to a Trading Plan.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction) in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold a majority of the outstanding voting securities of the Company (or the surviving entity).

In the event that another holder of Shares who is a party to a lock-up agreement with the Underwriters with respect to the Public Offering (collectively, the “Restricted Parties”) is released from its obligations under such lock-up agreement, then the same percentage of the total number of outstanding Shares held by the undersigned as the percentage of the total number of outstanding Shares held by such Restricted Party that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. The provisions of this paragraph will not apply (1) if (x) the release or waiver is effected solely to permit a transfer not involving a disposition for value, and (y) the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (2) in the case of any primary and/or secondary underwritten public offering of Shares, or (3) unless and until the Representatives have first waived application of any prohibition on transfer with respect to Lock-Up Securities representing, in the aggregate, more than 1.0% of the Company’s total outstanding shares of Common Stock (determined as of the date of such waiver); provided that in the case of directors and executive officers, any release shall only be granted due to financial hardship as determined by the Representatives in their sole judgment. The Representatives shall promptly notify the Company, which shall then notify the Undersigned, of any such release described in this paragraph (provided that the failure to provide such notices shall not give rise to any claim or liability against the Company, the Representatives or the Underwriters).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement shall automatically terminate and the undersigned shall automatically, and without any action on the part of any other party, be released from all obligations hereunder upon the earliest to occur, if any, of (i) the Representatives or the Company advising the other in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) May 31, 2019, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.